Exhibit 99.1

PALLADYNE AI CORP. Announces Pricing of $7.0 Million Registered Direct Offering and Concurrent Private Placements

SALT LAKE CITY– October 31, 2024 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI”), a developer of artificial intelligence software for robotic platforms in the commercial and defense sectors, today announced that it has entered into a securities purchase agreement with a single institutional investor for the issuance and sale of 2,790,700 shares of its common stock (the “shares”) in a registered direct offering at a purchase price of $2.15 per share. In a concurrent private placement, the Company also agreed to issue to the same investor warrants to purchase up to 2,790,700 shares of common stock (the “common warrants”). The common warrants have an exercise price of $2.30 per share, will be exercisable commencing six months from the date of issuance, and will expire five and one-half years following the date of issuance.

In a separate concurrent private placement, the Chief Executive Officer and certain other members of the board of directors of the Company (the “Insiders”) purchased 430,105 shares of common stock at a price per share of $2.20 per share, which represents the consolidated closing bid price on October 30, 2024, and common warrants to purchase up to 430,105 shares of common stock. These common warrants were purchased at a price of $0.125 per common warrant, have an exercise price of $2.30 per share, will be exercisable commencing six months from the date of issuance, and will expire five and one-half years following the date of issuance.

The gross proceeds from the offerings, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $7 million. Palladyne AI expects to use the net proceeds from the offerings for general corporate purposes and working capital, including funding continued development and commercialization of our software products.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offerings. The offerings are expected to close on or about November 1, 2024, subject to the satisfaction of customary closing conditions.

The shares offered to the institutional investor described above are being offered pursuant to a registration statement on Form S-3 (File No. 333-268399), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 23, 2022. The offering is being made only by means of a prospectus which is a part of the effective registration statement. The common warrants will be issued in a concurrent private placement. A final prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Additionally, when available, electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com

The private placement of the common stock, the warrants and the shares underlying the warrants offered to the Insiders of the Company and the private placement of the warrants and the shares underlying the warrants offered to the institutional investor will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the

“Securities Act”) and Regulation D promulgated thereunder. Accordingly, the securities issued in the concurrent private placements may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there by any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Palladyne AI Corp.

Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) is developing an advanced artificial intelligence (AI) and machine learning (ML) software platform designed to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Palladyne AI’s AI/ML Software Platform seeks to empower robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our securities offering and our use of the proceeds from the offering, the closing of the offerings, capabilities or future capabilities of Palladyne AI’s software platform and products, the impact of the software platform and products on robotics, and future product development efforts. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible, intended or assumed future actions, business strategies, events, business conditions or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Investor Contact:

IR@palladyneai.com

Press Contact:

PR@palladyneai.com